                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934

Filed by the Registrant                                               [ X ]
Filed by a Party other than the Registrant                            [   ]

Check the appropriate box:
[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material under Rule 14a-12

--------------------------------------------------------------------------------
                      JACOBSON RESONANCE ENTERPRISES, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         (5)      Total fee paid:

                  --------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
         (3)      Filing Party:

                  --------------------------------------------------------------
         (4)      Date Filed:

                  --------------------------------------------------------------

                      JACOBSON RESONANCE ENTERPRISES, INC.
                            8200 JOG ROAD, SUITE 100
                          BOYNTON BEACH, FLORIDA 33437
                                 (561) 752-4141

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 14, 2000

                -------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Jacobson Resonance Enterprises, Inc., a Nevada corporation (the "Company"), will be held on Thursday, August 31, 2000, at 11:00 A.M., Mountain Daylight Time, at the Bellagio Hotel, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

1. To elect a total of four persons to the Board of Directors, one for a one-year term, one for a two-year term, and two for three-year terms.

2. To amend the Company's Articles of Incorporation to increase the authorized number of shares of the Company's Common Stock to 300,000,000 shares from 100,000,000 shares.

3. To amend the Company's Stock Option Plan to include a "cashless" exercise provision.

4. To ratify the selection of Goldstein Golub Kessler LLP as the Company's independent auditor for the year ending December 31, 2000; and

5. To transact such other business as may properly come before the meeting.

         Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on July 17, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY AND THE COMPANY'S FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999 IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Dr. Jerry I. Jacobson, Chairman of the Board

Boynton Beach, Florida
August 14, 2000

                      JACOBSON RESONANCE ENTERPRISES, INC.
                            8200 JOG ROAD, SUITE 100
                          BOYNTON BEACH, FLORIDA 33437
                                 (561) 752-4141

                -------------------------------------------------
                                 PROXY STATEMENT
                -------------------------------------------------

         The enclosed proxy is solicited by the Board of Directors (the "Board") of Jacobson Resonance Enterprises, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, August 31, 2000, at 11:00 A.M., Mountain Daylight Time, at the Bellagio Hotel, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (the "Meeting"). The approximate date on which this statement and the enclosed proxy will first be sent to Shareholders is August 14, 2000. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If no space is marked, then the proxy will be voted by the persons therein named at the meeting: (1) for the election of four Directors to serve varying terms as specified elsewhere herein; (2) in favor of the proposal to amend the Company's Articles of Incorporation; (3) in favor of the proposal to amend the Company's Stock Option Plan; 4) for the ratification of the selection of Goldstein Golub Kessler LLP as the Company's independent auditors; and 5) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope. The cost of proxy solicitation by the Board will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

         At the close of business on July 17, 2000, the record date for the meeting (the "Record Date"), the Company had outstanding 54,628,154 shares of common stock (the "Common Stock") and 30,000 shares of convertible preferred stock (the "Preferred Stock"). Dr. Jerry I. Jacobson, the Chairman, President and Chief Executive Officer of the Company, owns all of the outstanding shares of Preferred Stock. Each share of the Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of the Company's shareholders. As a result, Dr. Jacobson by himself possesses 48.2% of the combined voting power of the Company's outstanding shares of preferred and common stock. Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of Shareholders. Only holders of the Common Stock and Preferred Stock of record at the close of business on July 17, 2000, are entitled to notice of and to vote at the Meeting. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, then the Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Meeting consists of a majority of the outstanding shares of Common Stock. The election of Directors will be by a plurality of votes cast, either in person or by proxy, at the Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of Directors, will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Meeting.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Company currently has three Directors serving on its Board. The Directors and Executive Officers of the Company are as follows:

                  NAME                    AGE              POSITION (1)
                  ----                    ---              ------------
         Dr. Jerry I. Jacobson (2)        54        Chairman of the Board, President
                                                    and Chief Executive Officer

         Alfonso Serrato                  55        Director

         Debra M. Jacobson (2)            48        Director, Senior Vice President, Treasurer
                                                    and Secretary

         Frank A. Chaviano                51        Senior Vice President

-----------------------

(1) All directors historically were elected for terms of one year and until their successors were elected and qualified. Beginning this year, the Board will be divided into three classes as equal in number as possible, with each class serving three-year terms after the initial phase-in of staggered terms over the next two years. Any vacancy on the Board would be filled by majority vote of the remaining directors. Board members are currently serving without compensation. Officers are elected for terms of one year and until their successors have been elected and qualified. They serve at the pleasure of the Board.

(2) Dr. Jerry I. Jacobson and Debra M. Jacobson are husband and wife.

         DR. JERRY I. JACOBSON has been the Chairman, President and Chief Executive Officer of the Company since June 1996 and of its privately-held predecessor since March 1995. Dr. Jacobson holds a Bachelor of Arts degree in Philosophy from Brooklyn College of the City University of New York and D.D.S. and D.M.D degrees from Temple University. He has also received extensive informal training in physics after auditing 25 courses at different universities in the New York City metropolitan area. Since his discovery of Jacobson Resonance, which Dr. Jacobson considers to be a new law of nature, Dr. Jacobson has focused his efforts with respect to the use of Jacobson Resonance on medical therapy for more than a decade. His publishing credits include more than 60 articles, more than 15 abstracts, three book chapters and two books. He holds seven issued, allowed or pending United State of America patents, for three of which there are currently patents issued or pending in 75 foreign countries.

         ALFONSO SERRATO has been a Director of the Company since June 1998. Mr. Serrato worked for Medtronic, Inc., a New York Stock Exchange company that is a leading manufacturer and distributor of medical devices around the world, from 1978 until 1996 in various capacities. His positions included Vice President of Worldwide Manufacturing and Vice President of Pacing Operations. He is the controlling person of Serrato Enterprises, L.L.C., a licensee of the Company and the entity that is spearheading the Company's European initiatives.

         DEBRA M. JACOBSON has been a Director, the Treasurer and the Secretary of the Company since August 1996 and Senior Vice President of the Company since September 1999. She has been married to Dr. Jacobson and served as his private secretary for approximately 25 years. As Dr. Jacobson has suffered from glaucoma for over 20 years, Ms. Jacobson has been invaluable as a research assistant and editor. Previously, Ms. Jacobson worked as a flight attendant for Eastern Airlines and as a secretary. She is a graduate of the prestigious Katherine Gibbs Secretarial School in New York, New York.

         FRANK A. CHAVIANO joined the Company as Vice President in 1997 and subsequently became Senior Vice President and Chief Operating Officer. Previously, Mr. Chaviano served from 1996 to 1997 as Senior Vice President of American Healthcorp responsible for physician practice management and development. From 1994 until 1996, he was Senior Vice President of Integrated Health Services, Inc., and from 1992 until 1994, he was Senior Vice President of Integracare, Inc. In those positions Mr. Chaviano assisted with the acquisition and development of more than 100 medical practices.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

         There were no formal meetings of the Board and two actions taken by written consent without a meeting during 1999.

         During 1999, there was no nominating committee, audit committee, compensation committee or any other committee of the Board. Rather, the Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         The Securities and Exchange Commission has implemented a rule that requires companies to disclose in their proxy statements information with respect to reports that are required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, by directors, officers and 10% shareholders of each company, if any of those reports are not filed timely. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 1999 and Forms 5, if any, with respect to that year, the Company has determined that all required filings were made in a timely manner.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

         Dr. Jacobson, the Company's Chairman of the Board and Chief Executive Officer, does not receive any cash compensation from the Company. None of the other directors or executive officers of the Company received more than $100,000 cash in annual salary and bonus in any of the last three full fiscal years of the Company. However, Dr. Jacobson and each of the other directors and executive officers of the Company have received various stock issuances and stock option grants from the Company. Please see "Voting Security Ownership of Certain Beneficial Owners and Management."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is the exclusive licensee of Jacobson Resonance from Dr. Jacobson, who is the sole owner of record of all patents issued or patent applications filed regarding Jacobson Resonance. The Company has the exclusive rights to pursue whatever applications of Jacobson Resonance that it wants through October 2004. In return, the Company is obligated to pay Dr. Jacobson a 3% or 4% royalty on revenues, depending upon the application.

         To date, the Company has entered into two agreements with Serrato Enterprises L.L.C. ("Serrato Enterprises"), an entity controlled by Alfonso Serrato, a Director of the Company. In March 1999, the Company entered into a ten-year license agreement with Serrato Enterprises for the marketing and distribution of the Company's chronic pain reduction products in Europe, Africa and the Middle East, excluding Israel and the nations that formerly constituted the Union of Soviet Socialist Republics. The stated term of the agreement runs through the year 2008 and contains two automatic renewals thereafter of five years each, but is subject to earlier termination by either party upon at least 90 days' prior written notice to the other party. The Company is to receive a sales royalty of 16% of gross sales payable on a quarterly basis within 30 days after the end of each calendar quarter. The Company is also to receive a manufacturing license override fee of $1,000 for each 18" and 22" Jacobson Resonator and $1,500 for each 7' Jacobson Resonator ordered by and delivered to the licensee. These fees are payable within 45 days of initial shipment of the product from the manufacturing facility.

         In October 1999, the Company entered into an additional and separate ten-year license agreement with Serrato Enterprises for the manufacturing (as distinguished from marketing and distribution) of the Company's chronic pain reduction products in Europe, Africa and the Middle East, excluding Israel and the nations that formerly constituted the Union of Soviet Socialist Republics. The stated term of the agreement runs through the year 2009 and contains two automatic renewals thereafter of five years each, but is subject to earlier termination by either party upon at least 180 days' prior written notice to the other party. The Company is to receive manufacturing royalties of $1,000 for each 18" and 22" Jacobson Resonator, $1,500 for each 4' and 7' Jacobson Resonator and $2,000 for each industrial and/or non-medical use Jacobson Resonator manufactured and delivered by the licensee. These royalties are payable on a quarterly basis within 30 days after the end of each calendar quarter.

         Mr. Serrato in November 1998 made a $60,000 one-year loan to the Company with interest at 7% per annum. He had the option at any time to convert the loan and any accrued interest into shares of the Company's common stock at $0.21 per share, which approximated the fair market value of the Company's common stock at the time the loan was made. In March 1999, he converted the loan and accrued interest into 291,305 shares of the Company's common stock.

         From time to time since late 1997 on approximately a quarterly basis, the Company has issued shares of its common stock to its executive officers either in lieu of cash compensation or as bonuses. Debra M. Jacobson, a director as well as an executive officer of the Company, has received stock in most of these issuances. The following table sets forth pertinent information on the issuances to Ms. Jacobson:

                                     Number of             Value per              Aggregate
                  Date                 Shares                Share                  Value
                  ----                 ------                -----                  -----
           November 1997                 5,000            $   0.15                $    750

               July 1998                83,334                0.35                  29,167

            October 1998                25,000                0.25                   6,250

           December 1998                30,000                0.25                   7,500

              March 1999                98,572                0.35                  34,500

                May 1999               200,000                0.35                  70,000

          September 1999               100,000                0.21                  21,000

           December 1999                85,294                0.18                  15,353

           December 1999               100,000                0.21                  21,000

           February 2000               100,000                2.16                 216,000

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of July 17, 2000, the beneficial ownership of the voting securities of the Company by each person beneficially owning more than 5% of such securities, by each of the directors and executive officers of the Company, and by the directors and executive officers of the Company as a group.

Name and Address                          Amount and Nature                     Percent of Class
of Beneficial Owner (1)             of Beneficial Ownership (2)                 Outstanding
-----------------------             ---------------------------                 -----------------
Dr. Jerry I. Jacobson                       30,000 shares of Series A
                                            Convertible Preferred Stock (3)            100.0%

                                            10,892,146 shares of
                                            Common Stock (4)                            19.9%

Alfonso Serrato                                    1,020,495 (5)                         1.8%

Debra M. Jacobson                                  2,097,200 (6)                         3.8%

Frank A. Chaviano                                    592,866 (7)                         1.1%

All directors and executive officers              14,602,707 (8)                        26.3%
as a group (4 persons)

-----------------------

(1) The address of each person named in the table is c/o Jacobson Resonance Enterprises, Inc., 8200 Jog Road, Suite 100, Boynton Beach, Florida 33437.

(2) For all entries in the table other than the one for Dr. Jerry I. Jacobson, the figures represent beneficial ownership of shares of the Company's Common Stock.

(3) Each share of the Series A Convertible Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of the Company's shareholders. As a result, Dr. Jacobson by himself possesses 48.2% of the combined voting power of the Company's outstanding shares of Preferred Stock and Common Stock. The Preferred Stock is not entitled to any dividends and has a liquidation preference equal to its par value, which is a total of $30.00. At the option of Dr. Jacobson, up to one-half of the outstanding shares of the Preferred Stock can be converted into shares of the Company's Common Stock in May of each of the years 2001 and 2002. The conversion ratio is 1,000 shares of Common Stock for each share of Preferred Stock.

(4) This figure includes 10,792,146 shares owned of record by Dr. Jacobson and 100,000 shares subject to options granted to Dr. Jacobson, which options are exercisable within 60 days from the date hereof. This figure excludes 100,000 shares subject to options granted to Dr. Jacobson, which options are not exercisable within 60 days from the date hereof. This figure also does not include beneficial ownership of shares of the Company's common stock by Debra M. Jacobson, the wife of Dr. Jacobson, as to which shares Dr. Jacobson disclaims any beneficial interest. Ms. Jacobson's beneficial ownership is separately listed in the table. Together Dr. and Ms. Jacobson beneficially own 12,759,344 shares, or 23.3%, of the outstanding shares of the Company's common stock. This figure further excludes 400,000 shares owned of record by the Perspectivism Foundation, of which Dr. Jacobson is the founder and a director. Dr. Jacobson disclaims any beneficial interest in those shares.

(5) This figure includes 448,638 shares owned of record by Mr. Serrato, 542,857 shares subject to warrants held by Mr. Serrato, and 29,000 shares subject to options granted to Mr. Serrato, which options are exercisable within 60 days from the date hereof. This figure excludes 12,000 shares subject to options granted to Mr. Serrato, which options are not exercisable within 60 days from the date hereof.

(6) This figure includes 1,967,200 shares owned of record by Ms. Jacobson and 130,000 shares subject to options granted to Ms. Jacobson, which options are exercisable within 60 days from the date hereof. This figure excludes 50,000 shares subject to options granted to Ms. Jacobson, which options are not exercisable within 60 days from the date hereof. It also does not include beneficial ownership of shares of the Company's common stock by Dr. Jerry I. Jacobson, the husband of Ms. Jacobson, as to which shares Ms. Jacobson disclaims any beneficial interest. Together, Dr. and Ms. Jacobson beneficially own 12,759,344 shares, or 23.3%, of the outstanding shares of the Company's common stock. This figure also excludes 400,000 shares owned of record by the Perspectivism Foundation, to which Ms. Jacobson donated the shares and of which Ms. Jacobson is a director. Ms. Jacobson disclaims any beneficial interest in those shares.

(7) This figure includes 412,866 shares owned of record by Mr. Chaviano and 180,000 shares subject to options granted to Mr. Chaviano, which options are exercisable within 60 days from the date hereof. It excludes 100,000 shares subject to options granted to Mr. Chaviano, which options are not exercisable within 60 days from the date hereof.

(8) This figure includes 13,620,850 shares owned of record by the Company's directors and executive officers as a group; 439,000 shares subject to options granted to them, which options are exercisable within 60 days from the date hereof; and 542,857 shares subject to warrants held by them. Taking into account the 30,000 shares of the Company's Series A Convertible Preferred Stock owned by Dr. Jacobson, the Company's directors and executive officers collectively possess 51.5% of the combined voting power of the Company's outstanding shares of Preferred Stock and Common Stock.

                             SHAREHOLDERS PROPOSALS

         The Board on June 8, 2000, unanimously approved the following proposals for presentation to the Company's Shareholders:

1.       ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board be divided into three classes, with all Directors in each class serving staggered three-year terms or until their respective successors are qualified and elected. Beginning at the 2000 Annual Meeting of the Shareholders, the Directors of the first class shall be elected to serve until the 2003 Annual Meeting; the Directors of the second class, until the 2002 Annual Meeting; and the Directors of the third class, until the 2001 Annual Meeting. Beginning at the 2001 Annual Meeting of the Shareholders, and thereafter at each Annual Meeting, successors to the Directors of the class whose terms of office then expire shall be elected to serve until the third following Annual Meeting.

         The Board has nominated a) Dr. Jerry I. Jacobson and Alfonso Serrato as Class I Directors each for a term of three years, b) Debra M. Jacobson as a Class II Director for a term of two years, and c) William Yamanashi as a Class III Director for a term of one year. For biographical information regarding Dr. Jerry I. Jacobson, Alfonso Serrato, and Debra M. Jacobson, please see "MANAGEMENT - Directors and Executive Officers." Biographical information regarding William Yamanashi is provided at the end of this proposal 1 below.

         It is intended that the votes will be cast pursuant to the accompanying proxy for the four nominees named above, unless otherwise directed. The Board has no reason to believe that any of the nominees will become unavailable to serve if elected. However, if any nominee should be unavailable, then proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board.

         Dr. Jacobson, by reason of his ownership of record of approximately 48.2% of the combined voting power of the Company's outstanding shares of Common Stock and Preferred Stock, may be in a position to elect all of the Directors of the Company and thereby control the Company.

         Proxies cannot be voted for a greater number of persons than the three nominees named above. The Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Meeting. Votes cast as abstentions will not be counted as votes for or against the election of the Director and therefore will have no effect on the number of votes necessary to elect the Directors. So-called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting and also will have no effect on the number of votes necessary to elect a Director.

         WILLIAM YAMANASHI built the Company's first resonator in 1996 and has been a member of the Company's Scientific Advisory Board since December 1996. Dr. Yamanashi is currently assisting the Company with studies regarding the effects of Jacobson Resonance on epilepsy and tachycardia (rapid heart action). In addition to assisting the Company with its research and development, Dr. Yamanashi also serves as a research professor of medicine and a medical physicist at the cardiovascular section of the University of Oklahoma Health Sciences Center, in Oklahoma City, Oklahoma, which he joined in 1990. Dr. Yamanashi holds a Ph.D. in Chemical Physics from the Massachusetts Institute of Technology.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED NOMINEE FOR ELECTION TO THE BOARD.

2. AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S AUTHORIZED COMMON STOCK.

AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK

         Proposed Article IV of the Company's Articles of Incorporation would increase the authorized number of shares of Common Stock to 300,000,000 shares from 100,000,000 shares. At the present time, the Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share. As of the Record Date, 54,628,154 shares of Common Stock and 30,000 shares of Series A Preferred Stock are outstanding. In addition, 30,000,000 shares of Common Stock are reserved for issuance upon the conversion of the Series A Preferred Stock, 400,000 shares of Common Stock are reserved for issuance to members of the Company's Sports Legends Committee, 2,991,783 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants, and 7,964,079 shares of Common Stock are reserved for issuance upon exercise of options.

         Shareholders of the Company do not have preemptive rights to subscribe for or purchase any of the additional shares of Common Stock to be authorized. Additional shares could be issued for any proper corporate purpose, including acquisitions, raising of additional equity capital, stock dividends or exercise of stock options. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing shareholders will dilute the ownership of the current shareholders, as well as their proportionate voting rights.

         If the proposed amendment to the Company's Articles of Incorporation is adopted, no further approval of the holders of Common Stock would be required for the issuance of any of the additional authorized shares of Common Stock and, absent any legal or stock exchange requirements, further approval of the holders of Common Stock is not currently anticipated to be sought for issuance of any such shares. The Company has no present plans to issue any shares of Common Stock that would be authorized by the amendment; however, the Board has adopted the Shareholders' Rights Plan described below, subject to shareholder approval of this proposal.

SHAREHOLDERS' RIGHTS PLAN

     INTRODUCTION

     The Board is aware of the very real possibility that the Company may be the subject of a takeover attempt at any time in the future. At the present time, the Company faces competition from other medical device companies that have substantially greater financial, manufacturing, marketing and technological resources than that of the Company. In addition, the health care and medical device industries are characterized by increasing governmental regulation and rapid technological progress. Each of these factors have created an atmosphere conducive to consolidation. The Board considers that its evaluation of any takeover bid received by the Company should be based on a determination of what is in the best interests of the Company and all of its Shareholders. Factors influencing that determination include the resultant effect of the takeover upon the Company's then remaining minority Shareholders, its employees, its patients, the communities that it serves and its other constituents.

     Based on the philosophy just described, on June 8, 2000, the Board determined in principle to adopt a Shareholder Rights Plan (the "Rights Plan") providing for a dividend distribution of one right ("Right") for each outstanding share of Common Stock. The Board is not aware of any currently proposed or pending attempt to change control of the Company. Nevertheless, the Board plans to adopt the Rights Plan now so that it will be in effect at the time any takeover attempt does occur. The Board's determination to adopt the Rights Plan is subject to (a) shareholder approval of an amendment to increase the number of shares of Common Stock authorized for issuance, (b) review of definitive documentation for the Rights Plan by the Company's legal counsel, (c) the Board's formal adoption of definitive documentation for the Rights Plan, and
(d) the Company's receipt of a satisfactory fairness opinion from an investment banking firm which is acceptable to the Company, all of which the Board anticipates will take place shortly prior to the date of the Annual Meeting.

     The Rights will have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board, thereby discouraging a merger, tender offer, proxy contest, or assumption of control by a holder of a larger block of the Company's securities and the removal of incumbent management. THE RIGHTS MAY MAKE THE ACCOMPLISHMENT OF A GIVEN TRANSACTION MORE DIFFICULT AND LIMIT PARTICIPATION BY THE SHAREHOLDERS OF THE COMPANY IN CERTAIN TRANSACTIONS, EVEN IF IT IS FAVORABLE TO THE INTERESTS OF THE SHAREHOLDERS OF THE COMPANY, AND MAY THEREFORE BE DETRIMENTAL TO THE INTERESTS OF THE SHAREHOLDERS OF THE COMPANY. On the other hand, while the Rights may have the effect of protecting incumbent management, it may also provide management with greater leverage in negotiating a takeover. The Rights should not deter any prospective offeror willing to negotiate in good faith with the Board, nor should the Rights interfere with any merger or other business combination approved by the Board.

     The following is a brief summary of the Rights Plan adopted in principle by the Board.

                             SUMMARY OF RIGHTS PLAN

         UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (AS REFERRED TO BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH

TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

         On June 8, 2000, the Board determined in principle to declare a dividend distribution of one Common Stock Purchase Right (a "Right") for each outstanding share of Common Stock and each outstanding share of Preferred Stock. The distribution will be payable to shareholders of record on the record date set by the Board for the dividend distribution (the "Rights Record Date"). Each Right will entitle the registered holder to purchase from the Company one share of Common Stock of the Company at a per share price to be set by the Board in the resolution declaring the dividend distribution (the "Exercise Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Florida Atlantic Stock Transfer, Inc., a Florida corporation, as Rights Agent (the "Rights Agent").

         AS DISCUSSED IN MORE DETAIL BELOW, INITIALLY THE RIGHTS WILL NOT BE EXERCISABLE, CERTIFICATES WILL NOT BE SENT TO SHAREHOLDERS AND THE RIGHTS WILL AUTOMATICALLY TRADE WITH THE COMMON STOCK.

         The Rights, unless earlier redeemed by the Board, become exercisable upon the close of business on the day (the "Distribution Date") that is the earlier of (A) the tenth Business Day (as defined in the Rights Agreement) following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 5% or more of the outstanding Voting Stock (as defined in the Rights Agreement) of the Company (an "Acquiring Person") and (B) the tenth Business Day (or such later date as may be determined by the Board and the Continuing Directors (as defined in the Rights Agreement) prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 5% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer). Prior thereto, the Rights would not be exercisable, would not be represented by a separate certificate, and would not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of Rights Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto.

         An Acquiring Person does not include (A) the Company; (B) any subsidiary of the Company; (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan; (D) any person or group whose ownership of 5% or more of the shares of voting stock of the Company then outstanding results solely from
(i) any action or transaction or transactions approved by the Board before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board (provided that any person or group that does not become an Acquiring Person by reason of clause (i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% of the Company's Voting Stock unless such acquisition of additional Voting Stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii)); or (E) any person who, as of the Rights Record Date, together with all affiliates and associates of such person, was the beneficial owner of 5% or more of the voting stock of the Company outstanding as of such date; provided, however, that any person described in this clause (E) shall no longer be an exempt person and shall become an Acquiring Person if such person, together with all affiliates and associates of such person, after May 1, 2000 acquires beneficial ownership of an additional 1% or more of the Voting Stock (unless such acquisition is pursuant to a transaction described in clause
(D)(i) or (D)(ii) above).

         Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Rights Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of the Rights Record Date, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on July 17, 2010 (the "Final Expiration Date"), unless earlier redeemed by the Company as described below.

         The number of shares of Common Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

         Unless the Rights are earlier redeemed, in the event that, after the time that the Rights become exercisable, the Company were to be acquired in a merger or other business combination (in which any shares of Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, except in any such case pursuant to a transaction approved by the Board and Continuing Directors, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price. In addition, unless the Rights are earlier redeemed, in the event that a person or group becomes an Acquiring Person, the Rights Agreement provides that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Common Stock having a market value at the time of the transaction equal to two times the Exercise Price.

         Fractions of shares of Common Stock may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares.

         At any time on or prior to the close of business on the earlier of (i) the tenth Business Day after the time that a person has become an Acquiring Person (or such later date as the Company may determine in certain instances) or
(ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). The Rights may be redeemed after the time that any Person has become an Acquiring Person only if approved by a majority of the Continuing Directors. Immediately upon the effective time of the action of the Board authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price or the Final Expiration Date, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Amendments to the Rights Agreement from and after the time that any person becomes an Acquiring Person requires the approval of a majority of the Continuing Directors (as provided in the Rights Agreement).

         Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after its adoption. A copy of the Rights Agreement, if adopted, would be available thereafter free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the draft Rights Agreement, which is incorporated in this summary description herein by reference.

         The Rights Plan is consistent with the corporate laws of the State of Nevada and the existence of the Rights Plan will not affect the Company's ability to list its Common Stock on the Bulletin Board.

EXISTING ANTI-TAKEOVER PROVISIONS OF THE COMPANY

         The Rights Plan is one component of the Board's anti-takeover preparedness, and should be examined as it relates to various provisions in the Company's Articles of Incorporation and Bylaws, to be described hereafter. Each of the provisions may have the effect of discouraging certain takeover attempts or making them more difficult to accomplish. The Board does not currently intend to propose any additional provisions that can be considered to have a similar effect on takeover attempts.

         On May 7, 1997, pursuant to a written consent of a majority of the Company's Shareholders, the Shareholders of the Company adopted an amendment to the Company's

Articles of Incorporation to authorize 5,000,000 shares of preferred stock and to give the Board the authority to designate the rights and preferences thereof. The grant to the Board of the authority to issue the preferred stock in series and to determine the relative rights and preferences of each series permits the Company to take advantage of the significant flexibility offered by the variety of characteristics that can be given to preferred stock. The Board can thereby tailor the terms of each series of preferred stock in light of the purpose of its issuance and the economic conditions at that time. The Board has the power to determine the voting rights of any preferred stock that is issued; and such voting rights may include more than one vote per share. Issuance of preferred stock to persons friendly to the Company's present management may discourage or make more difficult a takeover attempt on the Company and thus tend to perpetuate the Company's incumbent management. The Board currently has no plans for the issuance of any additional shares of the preferred stock.

         On June 8, 2000, at a special meeting of the Board and pursuant to its unanimous consent, the Board amended the Bylaws of the Company to include the following provisions:

         (a)      Evaluation of Takeover Bids

         Instead of making a forced sale, the Board may base its response to a takeover bid upon its evaluation of what is in the best interests of the Company and the Shareholders. The consideration offered, even though it may be in excess of the then market price, may be less than the consideration that the Board could obtain for the Shareholders in a freely negotiated transaction because the latter would reflect not only the current, but also the future, value of the Company. For this purpose, the Board may consider not only the consideration offered in the takeover bid in relation to the then current market price but also the current value of the Company in a freely negotiated transaction and the Board's estimate of the Company's future value as an independent entity. In addition, the Board may also consider such other factors as it determines to be relevant, including the social, legal and economic effects on employees, patients and other constituents of the Company and on the communities in which the Company operates. While the value of the consideration offered to the Company's Shareholders is a very important factor in the evaluation of a takeover bid, the Board believes all other relevant factors should be considered.

         (b)      Shareholder Action

         The Company's Bylaws contain safeguards designed to preclude action by any Shareholder or Shareholders holding less than a majority of the Company's outstanding voting stock. Because a quorum can be as little as a simple majority of the Company's outstanding voting stock, any person controlling more than 25% of the Company's outstanding voting stock could conceivably dictate adoption, amendment or repeal of bylaws at a meeting of Shareholders. In order to prevent this, the Company's Bylaws provide that the Board and the Shareholders each have the power to adopt, alter, amend or repeal bylaws, but that the Shareholders may do so only upon the affirmative vote of two-thirds of the Company's outstanding stock entitled to vote thereon, as opposed to a mere majority of a quorum.

         In addition, in order to provide Dr. Jacobson with a veto power against Shareholders attempting to take control of the Company through a written consent of Shareholders in lieu of a meeting, the Bylaws require the approval of two-thirds of the Company's outstanding voting stock in order to effect change through a written consent of Shareholders in lieu of a meeting. By contrast, under the Nevada Revised Statutes, only a majority of the outstanding voting power of a company is required to effect change through a written consent of shareholders in lieu of a meeting.

         (c)      Removal of Directors

         In order to help ensure that Directors of the Company are not removed for the sole purpose of enabling a person to obtain control of the Company, the Bylaws provide that Directors of the Company may only be removed for cause.

         (d)      Classification of Directors

         The Bylaws of the Company provide for the classification of directors as to the duration of their respective terms of office or as to their election. For several important reasons, it is believed desirable to elect directors for terms of greater duration than one year. The Company, like any other profit-making business enterprise, must engage in long-range planning in order to maintain its profitability in all types of economic climates. Effective long-range planning requires extensive knowledge of the history of the Company and of previous economic conditions. In addition, stability in the leadership of the Company will enable it to attract and retain able management personnel. Because all of these matters must necessarily be multi-year in nature, longer terms of office for directors can enhance the performance of these directorial functions. And staggering the terms of office of the directors can further enhance this performance, it is believed, by providing greater continuity in the knowledge among directors of the business of the Company and the background thereto.

         In the election of directors, Nevada corporate law provides for only one vote per share for each director unless cumulative voting has been established in the corporation's Articles of Incorporation. The Company's Articles of Incorporation do not provide for cumulative voting.

         Implementation of this Proposal is not contingent upon the Board adopting the Rights Plan; however, if the Rights Plan is not adopted, the Board may elect not to implement this Proposal.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

3.       AMENDMENT OF STOCK OPTION PLAN TO INCLUDE A "CASHLESS" EXERCISE
         PROVISION.

         On August 31, 1998, the Board adopted a Stock Option Plan (the "Option Plan") for the purpose of providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, and upon whose efforts and judgments the success of the Company is largely dependent. These person include key employees, consultants, independent contractors, advisory board members, Officers and Directors. The Option Plan authorizes the grant of options to purchase Common Stock of the Company to persons who are eligible to participate thereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of the Option Plan.

         Based upon the above philosophy, and in order to provide yet further incentive to all key employees, the Board believes that the best interests of the Company will be served by amending the Option Plan to include a "cashless" exercise provision for such individuals. A "cashless" exercise provision allows for the exercise of options by an optionee without any out-of-pocket expense to the optionee, thereby facilitating option exercises.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

4.       RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

         It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Goldstein Golub Kessler LLP ("GGK"), as the Company's independent auditor, unless otherwise directed. GGK's service as the Company's independent auditor began with the audited financial statements for 1999.

         No member of GGK or any associate thereof has any financial interest in the Company or its subsidiaries. By mutual agreement, a member of that firm will not attend the Meeting and therefore will not have the opportunity to make a statement or be available to respond to questions.

         Shareholder approval of the Company's auditor is not required under Nevada law. The Board is submitting its selection of GGK to its Shareholders for ratification in order to determine whether the Shareholders generally approve of the Company's auditor. If the selection of GGK is not approved by the Shareholders, the Board will reconsider its selection.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

5.       OTHER MATTERS

         The Board is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, then proxies will be voted at the discretion of the proxy-holders.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at, and included in the Company's proxy statement and proxy relating to, the 2001 Annual Meeting of Shareholders of the Company must be received by the Company no later than April 17, 2001, at its principal executive offices, located at 8200 Jog Road, Suite 100, Boynton Beach, Florida 33437. Shareholder proposals intended to be presented at, but not included in the Company's proxy statement and proxy for, that meeting must be received by the Company no later than July 3, 2001, at the foregoing address; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

                             ADDITIONAL INFORMATION

         A copy of the Company's Form 10-KSB for the year ended December 31, 1999 is being provided to Shareholders with this Proxy Statement.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Dr. Jerry I. Jacobson, Chairman of the Board

August 14, 2000
Boynton Beach, Florida

                                  FORM OF PROXY

                           PROXY FOR ANNUAL MEETING OF
                      JACOBSON RESONANCE ENTERPRISES, INC.
             8200 JOG ROAD, SUITE 100, BOYNTON BEACH, FLORIDA 33437
                                 (561) 752-4141

               SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
                      JACOBSON RESONANCE ENTERPRISES, INC.

         THE UNDERSIGNED hereby appoint(s) Debra M. Jacobson and Frank A. Chaviano, or either of them, with full power of substitution, to vote at the Annual Meeting of Shareholders of Jacobson Resonance Enterprises, Inc., a Nevada corporation (the "Company"), to be held on August 31, 2000, at 11:00 A.M. Mountain Daylight Time, at the Bellagio Hotel, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, or any adjournment thereof, all shares of the common stock which the undersigned possess(es) and with the same effect as if the undersigned was personally present, as follows:

PROPOSAL (1):         ELECT DIRECTORS.

Class I:          Dr. Jerry I. Jacobson and Alfonso Serrato
Class II:         Debra M. Jacobson
Class III:        William Yamanashi


(    )   For All Nominees Listed Above                        (    )  Withhold Authority to Vote
         (except as marked to the contrary below)                     for All Nominees Listed Above


         ------------------------------------------------------------------------------------------
                (To withhold vote for any nominee or nominees, print the name(s) above.)

PROPOSAL (2):         APPROVE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

(    )   For                   (    ) Against                     (    ) Abstain

PROPOSAL (3):         APPROVE AMENDMENT TO THE COMPANY'S STOCK OPTION PLAN.

(    )   For                   (    ) Against                     (    ) Abstain

PROPOSAL (4):         RATIFY SELECTION OF INDEPENDENT AUDITOR.

(    )   For                   (    ) Against                     (    ) Abstain

PROPOSAL (5):         TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(    )   In their discretion, the proxy-holders are               (    )   Withhold Authority
         authorized to vote upon such other business
         as may properly come before the meeting or
         any adjournment thereof.


WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, then each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their capacity or title.)

                                             Please sign, date and promptly
                                             return this Proxy in the enclosed
                                             envelope.


----------------------------------                    ------------------------
Signature                                             Date

----------------------------------                    ------------------------
Signature                                             Date


                                       2